Exhibit 10.19
RESTRICTED SHARE UNIT AWARD AGREEMENT
THIS RESTRICTED SHARE UNIT AWARD AGREEMENT (this “Agreement”) is made as of the date set forth in Schedule A hereto (the “Grant Date”) by and between ACI Worldwide, Inc., a Delaware corporation (the “Corporation”) and the individual identified in Schedule A (the “Grantee”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the ACI Worldwide, Inc. 2020 Equity and Incentive Compensation Plan (the “Plan”).
WHEREAS, the Board has duly adopted, and the stockholders of the Corporation have approved, the Plan, which authorizes the Corporation to grant to eligible individuals restricted stock units, each such restricted stock unit being equal in value to one share of the Corporation’s common stock, par value of $0.005 per share (the “Common Shares”); and
WHEREAS, the Board has determined that it is desirable and in the best interests of the Corporation and its stockholders to grant the Grantee a certain number of restricted stock units, in order to provide the Grantee with an incentive to advance the interests of the Corporation, all according to the terms and conditions set forth herein and in the Plan.
NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto do hereby agree as follows:
1.Grant of Restricted Share Units.
(a)Subject to the terms of the Plan, the Corporation has granted to the Grantee the number of restricted share units (the “Restricted Share Units”) set forth in Schedule A, payment of which is subject to the terms and conditions of this Agreement.
(b)The Grantee’s right to receive all or any portion of the Restricted Share Units shall remain forfeitable at all times prior to the vesting in accordance with Sections 2, 3 and 4 hereof.
2.Vesting of Restricted Share Units.
(a)Except as provided herein and subject to such other exceptions as may be determined by the Compensation and Leadership Development Committee of the Board (the “Committee”); provided, however, that at the discretion of the Board, this Plan may be administered by the Board, including with respect to the administration of any responsibilities and duties held by the Committee hereunder, in its discretion, the Restricted Share Units shall vest as set forth in Schedule A.
(b)Conditions; Determination of Vested Award. Except as otherwise provided herein, the Grantee’s right to receive payment for any Restricted Share Units is contingent upon his or her remaining in continuous service on the Board of Directors of the Corporation (the “Board”) through the end of the applicable vesting date set forth on Schedule A (each such vesting date, a “Regular Vesting Date”).
3.Disability or Death. If the Grantee’s service on the Board terminates due to Disability (as defined below) or death, the unvested portion of any Restricted Share Units shall become immediately vested. For purposes of this Agreement, “Disability” means the Grantee’s permanent and total disability as defined in Section 22(e)(3) of the Code.
4.Other Termination. If the Grantee’s service on the Board terminates before the vesting of the Restricted Share Units for any reason other than as set forth in Section 3 above, a number of Restricted Share Units equal to (a) the total number of Restricted Share Units granted pursuant to this Agreement multiplied by (b) a fraction, the numerator of which is the number of full months the Grantee served on the Board following the Grant Date and the denominator of which is 12 shall become immediately vested.
5.Change in Control. Notwithstanding the foregoing, the Restricted Share Units shall become immediately vested if a Change in Control occurs prior to the applicable vesting date set forth on Schedule A and while the Grantee is continuously serving on the Board (to the extent the Restricted Share Units have not previously become vested).
6.Payment of Restricted Share Units. Payment of any Restricted Share Units that vest as set forth herein will be made in the form of Common Shares, in cash, or in a combination of the two, as determined in the sole discretion of the Committee. Payment of any vested Restricted Share Units will be made within 30 days following the applicable Regular Vesting Date specified on Schedule A. Notwithstanding the preceding sentence, to the extent that the Restricted Share Units are not subject to a “substantial risk of forfeiture” (within the meaning of Treas. Reg. § 1.409A-1(d)(1)), the Restricted Share Units shall be paid on an accelerated basis within 30 days after any of the following events in a manner and to the extent necessary to comply with Section 409A of the Code:
(a)The date of the Grantee’s Disability or death;
(b)The occurrence of a Change in Control (but only if only if such event qualifies as a “change in the ownership or effective control,” or a “change in the ownership of a substantial portion of the assets” of the Corporation, as applicable, within the meaning of Treas. Reg. § 1.409A-3(i)(5)); or
(c)The date of the Grantee’s “separation from service” (as such term is used in Section 409A(a)(2)(A)(i) of the Code); provided, however, that if the Grantee is determined to be a “specified employee” (as such term is used in Section 409A(a)(2)(B)(i) of the Code), such payment shall be delayed until the date which is six months after the Grantee’s “separation from service” (or if earlier, the death of the Grantee).
7.Withholding of Taxes. The Grantee will be solely responsible for the payment of all taxes that arise with respect to the granting and payment of the Restricted Share Units, including the payment of any Common Shares.
8.Forfeiture and Right of Recoupment. Notwithstanding anything contained herein to the contrary, by accepting these Restricted Share Units, Grantee understands and agrees that if (a) the Corporation is required to restate its consolidated financial statements because of material noncompliance due to irregularities with the federal securities laws, which restatement is due, in whole or in part, to the misconduct of Grantee, or (b) it is determined that the Grantee has otherwise engaged in misconduct (whether or not such misconduct is discovered by the Corporation prior to the termination of Grantee’s employment), the Corporation may take such action with respect to the Restricted Share Units as the Corporation, in its sole discretion, deems necessary or appropriate and in the best interest of the Corporation and its stockholders. Such action may include, without limitation, causing the forfeiture of unvested Restricted Share Units, requiring the transfer of ownership back to the Corporation of Common Shares issued as payment for vested Restricted Share Units and still held by the Grantee, cash received by the

Grantee as payment for vested Restricted Share Units and the recoupment of any proceeds from the sale of Common Shares issued as payment for Restricted Share Units vested pursuant to this Agreement. For purposes of this Section 8, “misconduct” shall mean a deliberate act or acts of dishonesty or misconduct which either (i) were intended to result in substantial personal enrichment to the Grantee at the expense of the Corporation or (ii) have a material adverse effect on the Corporation. Any determination hereunder, including with respect to Grantee’s misconduct, shall be made by the Board or its designee in its sole discretion. Notwithstanding any provisions herein to the contrary, Grantee expressly acknowledges and agrees that the rights of the Corporation set forth in this Section 8 shall continue after Grantee’s employment with the Corporation or its Subsidiary is terminated, whether termination is voluntary or involuntary, with or without cause, and shall be in addition to every other right or remedy at law or in equity that may otherwise be available to the Corporation.
9.Dividend Equivalents; Voting and Other Rights.
(a)The Grantee shall have no rights of ownership in the Common Shares underlying the Restricted Share Units and no right to vote the Common Shares underlying the Restricted Share Units until the date on which the Common Shares underlying the Restricted Share Units are issued or transferred to the Grantee pursuant to Section 6 above.
(b)Grantee shall be credited with cash per Restricted Share Unit equal to the amount of each cash dividend paid by the Corporation (if any) to holders of Common Shares generally with a record date occurring on or after the Grant Date and prior to the time when the Restricted Share Units are settled in accordance with Section 6 hereof. Any amounts credited pursuant to the immediately preceding sentence shall be subject to the same applicable terms and conditions (including vesting, payment or forfeitability) as apply to the Restricted Share Units based on which the dividend equivalents were credited, and such amounts shall be paid in Common Shares at the same time as the Restricted Share Units to which they relate. The number of shares so paid shall be rounded down to the nearest whole number and shall be determined by dividing such credited amounts by the Market Value per Share on the vesting date.
(c)The obligations of the Corporation under this Agreement will be merely that of an unfunded and unsecured promise of the Corporation to deliver Common Shares in the future, and the rights of the Grantee will be no greater than that of an unsecured general creditor. No assets of the Corporation will be held or set aside as security for the obligations of the Corporation under this Agreement.
10.Non-Assignability. The Restricted Share Units and the Common Shares subject to this grant of Restricted Share Units are personal to the Grantee and may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the Grantee until they become vested as provided in this Agreement; provided, however, that the Grantee’s rights with respect to such Restricted Share Units and Common Shares may be transferred by will or pursuant to the laws of descent and distribution or pursuant to a domestic relations order (within the meaning of Rule 16a-12 under the Securities Exchange Act of 1934, as amended). Any purported transfer or encumbrance in violation of the provisions of this Section 10, shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Restricted Share Units or Common Shares.
11.Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Grantee. This Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause the Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with

Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Corporation without the consent of the Grantee).
12.Consent To Transfer Personal Data. By accepting these Restricted Share Units, Grantee voluntarily acknowledges and consents to the collection, use, processing and transfer of personal data as described in this Section 12. Grantee is not obliged to consent to such collection, use, processing and transfer of personal data. However, failure to provide the consent may affect Grantee’s ability to participate in the Plan. The Corporation and its Subsidiaries hold certain personal information about Grantee, that may include Grantee’s name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, any shares of stock held in the Corporation, or details of any entitlement to shares of stock awarded, canceled, purchased, vested, or unvested, for the purpose of implementing, managing and administering the Plan (“Data”). The Corporation and/or its Subsidiaries will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of Grantee’s participation in the Plan, and the Corporation and/or any of its Subsidiaries may each further transfer Data to any third parties assisting the Corporation in the implementation, administration and management of the Plan. These recipients may be located throughout the world, including the United States. Grantee authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purpose of implementing, administering and managing Grantee’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of stock on Grantee’s behalf by a broker or other third party with whom Grantee or the Corporation may elect to deposit any shares of stock acquired pursuant to the Plan. Grantee may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting the Corporation; however, withdrawing consent may affect Grantee’s ability to participate in the Plan.
13.Electronic Delivery and Acceptance. The Corporation may, in its sole discretion, decide to deliver any documents or notices related to current or future participation in the Plan by electronic means. By accepting the Restricted Share Units, electronically or otherwise, Grantee hereby consents to receive such documents or notices by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Corporation or a third party designated by the Corporation, including the use of electronic signatures or click-through acceptance of terms and conditions or other electronic means such as an e-mail acknowledgement.
14.Miscellaneous.
(a)The Restricted Share Units granted pursuant to this Agreement are granted subject to the terms and conditions set forth in the Plan, a copy of which has been delivered to the Grantee. All terms and conditions of the Plan, as may be amended from time to time, are hereby incorporated into this Agreement by reference and shall be deemed to be a part of this Agreement, without regard to whether such terms and conditions (including, for example, provisions relating to certain changes in capitalization of the Corporation) are otherwise set forth in this Agreement. In the event that there is any inconsistency between the provisions of this Agreement and of the Plan, the provisions of the Plan shall govern.
(b)All decisions and interpretations made by the Board or its designee with regard to any question arising under the Plan or this Agreement shall be binding and conclusive on the Grantee, the Grantee’s estate, executor, administrator, beneficiaries, personal representative and guardian and the Corporation and its successors and assigns.

(c)The grant of the Restricted Share Units is discretionary and no provision in this Agreement shall be considered to be an employment contract or a part of the Grantee’s terms and conditions of employment, nor shall any provision be construed to confer upon the Grantee the right to be employed or be retained in the service of the Corporation or any Subsidiary, or to interfere in any way with the right and authority of the Corporation or any Subsidiary either to increase or decrease the compensation of the Grantee at any time, or to terminate any employment or other relationship between the Grantee and the Corporation or any Subsidiary.
(d)This Agreement, and the terms and conditions of the Plan, shall bind, and inure to the benefit of the Grantee, the Grantee’s estate, executor, administrator, beneficiaries, personal representative and guardian and the Corporation and its successors and assigns.
(e)This Agreement shall be governed by the laws of the State of Delaware (but not including the choice of law rules thereof).
(f)Any action relating to or arising out of this Agreement shall be brought only in a court of competent jurisdiction located in Delaware or Florida and the parties expressly consent to such venue. The parties consent to the personal jurisdiction of the courts located in Delaware or Florida over them.
(g)Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto. The terms and conditions of this Agreement may not be modified, amended or waived, except by an instrument in writing signed by a duly authorized executive officer at the Corporation. Notwithstanding the foregoing, no amendment shall adversely affect the Grantee’s rights under this Agreement without the Grantee’s consent; provided, however, that the Corporation unilaterally may waive any provision hereof in writing to the extent that such waiver does not adversely affect the interests of the Grantee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.
(h)Any notice hereunder by the Grantee to the Corporation shall be in writing and shall be deemed duly given (i) if mailed or delivered to the Corporation at its principal office, addressed to the attention of Stock Plan Administration, (ii) if electronically delivered to the e- mail address, if any, for Stock Plan Administration or (iii) if so mailed, delivered or electronically delivered to such other address or e-mail address as the Corporation may hereafter designate by notice to the Grantee. Any notice hereunder by the Corporation to the Grantee shall be in writing and shall be deemed duly given (i) if mailed or delivered to the Grantee at Grantee’s address listed in the Corporation’s records, (ii) if electronically delivered to the e-mail address, if any, for Grantee listed in the Corporation’s records or (iii) if so mailed, delivered or electronically delivered to such other address or e-mail address as the Grantee may hereafter designate by written notice given to the Corporation.
(i)If one or more of the provisions of this Agreement is invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
(j)This Agreement and the Plan together constitute the entire agreement and supersedes all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof.

(k)In the event that it is determined that the Grantee was not eligible to receive this award of Restricted Share Units, the award of Restricted Share Units and this Agreement shall be null and void and of no further effect.
(l)This Agreement will be deemed to be signed by the Corporation and Grantee upon Grantee’s acceptance of the Notice of Grant of Award attached as Schedule A.

Schedule A
(Attached)